EXHIBIT

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                           IMPAC SECURED ASSETS CORP.,
                                  as Depositor,


                           IMPAC FUNDING CORPORATION,
                               as Master Servicer,


                                       and


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                   as Trustee




                        ---------------------------------

                           AMENDMENT NO. 1 dated as of
                            February 15, 2001 to the


                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2000

                        ---------------------------------


                       Mortgage Pass-Through Certificates

                                  Series 2000-3


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                  AMENDMENT NO. 1 made as of this 15th day of February 2001, among Impac Secured Assets Corp. (the "Depositor"), Impac Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Depositor, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 2000, relating to the issuance of Mortgage Pass-Through Certificates, Series 2000-3; and

                  WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with
Section 11.01 of the Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Depositor, the Master Servicer and the Trustee agree as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. The first sentence of the first paragraph of Section 5.02(d) of the Agreement is amended by deleting the following clauses: "Senior Support Certificate," and ", Class M Certificate".

         3. The third paragraph of Section 5.02(d) of the Agreement is amended to read as follows:

         In the case of the Senior Support Certificates, Class M Certificates and Class B-1 Certificates no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any such Senior Support Certificate, Class M Certificate or Class B-1 Certificate that is a Book-Entry Certificate to a transferee that takes delivery in the form of a beneficial interest in the Book-Entry Certificate; provided that each such transferee shall be deemed to have represented that either: (i) such person is not a Plan subject to ERISA or the Code (or comparable provisions of any subsequent enactments) and is not acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificate with Plan Assets; (ii) in the case of the Senior Support Certificate and Class M Certificate, it has acquired and is holding such Class M Certificates in reliance on the availability of Prohibited Transaction Exemption 2000-58 with respect to the purchase, sale and holding of such Certificates and the servicing, operation and management of the Trust, and that it understands that there are certain conditions to the availability of the Prohibited Transaction Exemption 2000-58, including that the Class M Certificates must be rated, at the time of purchase, not lower that "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's Investors Service, Inc; or (iii) the purchase of such Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such Certificates is an "insurance company


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general account" (as such term is defined in Prohibited Transaction Class
Exemption ("PTCE") 95- 60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.

         4. The fourth paragraph of Section 5.02(d) of the Agreement is deleted in its entirety.

         5. With respect to the Form of Class M Certificate provided as Exhibit B-1 to the Agreement, the third paragraph of the face of the certificate and the sixth paragraph of the body of the certificate are hereby amended to read according as follows:

         Any person purchasing a Class M Certificate, unless the Trustee shall have received an Officer's Certificate to the effect that such restrictions no longer apply, shall be deemed to have represented that either: (i) such person is not a Plan subject to ERISA or the Code (or comparable provisions of any subsequent enactments) and is not acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificate with Plan Assets; (ii) in the case of the Class M Certificates, it has acquired and is holding such Class M Certificates in reliance on the availability of Prohibited Transaction Exemption 2000-58 with respect to the purchase, sale and holding of such Certificates and the servicing, operation and management of the Trust, and that it understands that there are certain conditions to the availability of the Prohibited Transaction Exemption 2000-58, including that the Class M Certificates must be rated, at the time of purchase, not lower that "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's Investors Service, Inc; or (iii) the purchase of such Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.




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         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee
have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                                       IMPAC SECURED ASSETS CORP.

                                       By:   /s/ Richard J. Johnson
                                          -------------------------
                                       Name:    Richard J. Johnson
                                       Title:   Executive Vice President,
                                                Chief Financial Officer


                                       IMPAC FUNDING CORPORATION


                                       By:  /s/ Lisa A. Duehring
                                          ----------------------
                                       Name:    Lisa A. Duehring
                                       Title:   Senior Vice President



                                                BANKERS TRUST COMPANY OF
                                                CALIFORNIA,
                                                N.A.


                                       By:  /s/ Paul T. Liu
                                          ----------------------
                                       Name:    Paul T. Liu
                                       Title:   Vice President




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